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            Peat Marwick LLP


            225 Market Street      Telephone 717 238 7131   Telefax 717 233 1101
            Suite 300
            P.O. Box 1190
            Harrisburg, PA 17108-1190


                        Independent Accountants' Report
                        -------------------------------

The Board of Directors
Dauphin Deposit Corporation:


We have reviewed the consolidated balance sheets of Dauphin Deposit Corporation and subsidiaries as of March 31, 1996 and 1995, and the related consolidated statements of income and cash flows for the three-month periods ended March 31, 1996 and 1995. These financial statements are the responsibility of Dauphin's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Dauphin Deposit Corporation and subsidiaries as of December 31, 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended (not presented herein); and in our report dated January 26, 1996, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 1995 is fairly presented, in all material respects, in relation to the consolidated balance sheet from which it has been derived.



                                                        KPMG Peat Marwick LLP

April 15, 1996, except as to note 6,
  which is as of May 13, 1996


                                Exhibit 15(a)